Schedule A
2016 Non-GAAP Adjustments

	Q1'16						Q2'16
	Servicing segment						Servicing segment
($ in millions)	Q1'16 As Reported		Q1'16 Adjustment	Q1'16 As Adjusted		Consolidated As Adjusted	Q2'16 As Reported		Q2'16 Adjustment	Q2'16 As Adjusted		Consolidated As Adjusted
	$	BPS	$	$	BPS	$	$	BPS	$	$	BPS	$
Operational	$317	32.3	—	$317	32.3		$333	35.4	$—	$333	35.4
Amortization	(65)	(6.6)	—	(65)	(6.6)		(78)	(8.3)	—	(78)	(8.3)
Other mark-to-market	(253)	(25.8)	(9)	(262)	(26.7)		(221)	(23.4)	(10)	(231)	(24.5)
Total revenue	(1)	—	(9)	(10)	(1.0)	$255	34	3.7	(10)	24	2.6	$329
Expenses	184	18.8	(9)	176	17.9	412	169	17.8	(10)	159	16.8	413
Total other income (expense), net	(22)	(2.3)	—	(22)	(2.3)	(58)	(23)	(2.5)	—	(23)	(2.5)	(60)
Loss before taxes (GAAP)	(208)	(21.2)	—	(208)	(21.2)	(215)	(158)	(16.7)	—	(158)	(16.7)	(144)
Income tax benefit						82						53
Noncontrolling interest						(1)						1
Net income attributable to Nationstar						$(132)						$(92)

Mark-to-market	253	25.8	9	262	26.7	262	221	23.4	10	231	24.5	231
Non-recurring	4	0.4	—	4	0.4	6	—	—	—	—	—	6
Adjusted pretax income	$50	5.0	$9	$59	5.9	53	$63	6.8	$10	$73	7.8	93
Income tax expense						(20)						(34)
Adjusted earnings						$33						$59

Earnings per share						$(1.28)						$(0.92)
Adjusted Earnings per share						$0.32						$0.59